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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      February 9, 2005
                                                  -----------------------------

                           DELPHI FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                   001-11462                  13-3427277
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(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)


 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE   19899
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(Address of principal executive offices)                             (ZIP Code)


Registrant's telephone number, including area code 302-478-5142
                                                   ------------

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement

On February 9, 2005, the Stock Option and Compensation Committee (the "Committee") of the Board of Directors of Delphi Financial Group, Inc. (the "Company") approved a 2004 bonus payment in the amount of $1,200,000 to Robert Rosenkranz, the Company's President and Chief Executive Officer. This approval was made pursuant to the 2004 Performance Goals (the "2004 Goals") adopted by the Committee in March 2004 pursuant to the Company's Annual Incentive Compensation Plan (the "Annual Incentive Plan"). The 2004 Goals contained various independent performance elements, each of which, if satisfied, enabled Mr. Rosenkranz to earn a specified percentage of his base salary, subject to the ability of the Committee to exercise negative discretion. These elements included operating earnings per share, operating return on equity, Company stock performance, performance of the Company's investment portfolio and of a new investment initiative, and the completion of specified capital markets and other transactions.

On February 9, 2005, the Committee approved the payment of discretionary 2004 bonuses to the other named executive officers in the following amounts: Chad W. Coulter - $175,000; Lawrence E. Daurelle - $204,683; Harold F. Ilg - $347,287; and Robert M. Smith, Jr. - $440,000. In Mr. Daurelle's case, pursuant to the terms of the Reliance Standard Life Insurance Company 2004 management incentive program, such bonus was payable on a discretionary basis because the operating income goal specified in the program was not attained.

On February 9, 2005, pursuant to the Company's Amended and Restated Long-Term Incentive Plan, the Committee granted a discretionary award of 52,095 deferred shares of the Company's Class B Common Stock to Mr. Rosenkranz for 2004. In addition to the plan provisions regarding vesting, the vesting of such deferred shares is subject to the requirement that a retirement that would otherwise entitle Mr. Rosenkranz to receive the underlying shares of stock must occur on or after his attainment of age 65. Such requirement will be eliminated with respect to 20% of such deferred shares on August 5, 2005 and 40% of such deferred shares on each of August 5, 2006 and August 5, 2007. Under the terms of the award, the receipt of the underlying shares of stock is also subject, in certain instances, to an additional six-month deferral period following the event giving rise to the right to receive such shares in order to ensure compliance with Section 409A of the Internal Revenue Code.

On February 9, 2005, pursuant to the Company's 2003 Employee Long-Term Incentive and Share Award Plan, the Committee awarded 3,960 and 6,790 restricted share units to Mr. Coulter and Mr. Smith, respectively. The awards vest in equal annual installments over a ten-year period beginning on February 6, 2011. The general form of the agreement relating to such awards is attached as an exhibit hereto and is incorporated herein by reference.

On February 9, 2005, the Committee adopted 2005 Performance Goals for Mr. Rosenkranz pursuant to the Annual Incentive Plan. The performance elements and bonus structure of the 2005 Performance Goals are substantially similar to those contained in the 2004 Goals, as discussed above.

Item 9.01.  Financial Statements and Exhibits

(a)  Not applicable.
(b)  Not applicable.
(c)  Exhibits.

     Exhibit Number    Description of Exhibits
     --------------    -----------------------
          99.1         Form of Restricted Share Unit Award Agreement.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                DELPHI FINANCIAL GROUP, INC.

                                                /s/ ROBERT ROSENKRANZ
                                                ---------------------------
                                                Robert Rosenkranz
                                                Chairman of the Board, President
                                                and Chief Executive Officer
                                                (Principal Executive Officer)


Date: February 15, 2005